EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 4, 2004 on our review of interim financial information of Bristol-Myers Squibb Company for the three month periods ended March 31, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q/A for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement dated July 30, 2004.

Yours very truly,

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 30, 2004